Exhibit 3.127

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WARNER BROS. RECORDS INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF MARCH, A.D. 1958, AT 10 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WARNER BROS. RECORDS, INC.” TO “WARNER BROS.-SEVEN ARTS RECORDS, INC.”, FILED THE SIXTH DAY OF DECEMBER, A.D. 1967, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WARNER BROS.-SEVEN ARTS RECORDS, INC.” TO “WARNER BROS. RECORDS INC.”, FILED THE EIGHTEENTH DAY OF DECEMBER, A.D. 1969, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTIETH DAY OF MARCH, A.D. 1970 AT 9 O’CLOCK A.M.

CERTIFICATE OF OWNERSHIP, FILED THE FOURTH DAY OF MAY, A.D. 1982, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FOURTEENTH DAY OF MAY, A.D. 1996, AT 10 O’CLOCK A.M.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

0521813 8100H		AUTHENTICATION:	2876992

040036609		DATE:	01-16-04

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

0521813 8100H		AUTHENTICATION:	2876992

040036609		DATE:	01-16-04

2

CERTIFICATE OF INCORPORATION

OF

WARNER BROS. RECORDS, INC.

RECEIVED & FILED
MAR 19 1958
MAR 19 1958 - 10 A.M.
/s/ John N. McDonnell	5218-13
[ILLEGIBLE]	D10040
SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

of

WARNER BROS. RECORDS, INC.

FIRST. The name of the corporation is WARNER BROS. RECORDS, INC.

SECOND. Its principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

To manufacture, buy or otherwise acquire, to own, store, use and operate, and to rent, sell, deal in and distribute, all kinds of records of sound, all kinds of machinery, equipment and tools for making and recording sound, all kinds of machines, instruments and appliances for reproducing, transmitting and uttering sound, and all kinds of mechanical and other devices and materials and supplies useful or convenient in recording, reproducing, transmitting and uttering sound, and in storing, using, operating, renting, selling, dealing in and distributing the aforesaid records, machinery, equipment, tools, machines, instruments and appliances; to acquire, by purchase, lease, or otherwise, to own, hold and operate, and to dispose of by sale, lease or otherwise, laboratories for experimental purposes in recording, reproducing, transmitting and uttering sound, and plants, studios and other facilities of all kinds for manufacturing, storing, using, operating, renting, selling, dealing in and distributing the aforesaid records, machinery, equipment, tools, machines, instruments, appliances, devices, materials and supplies.

To carry on the business of music publishers, and to employ persons to write, compose and present musical compositions and high-grade sheet music and books upon music, plays, songs and music, and to remunerate such persons; to publish, print, reprint, buy and sell music, and to print, broadcast and publish, or cause to be printed or published, any play, poem, song or words which the company may have the right to publish, and to sell, distribute or deal in any matters so printed as the company may see fit, and to grant licenses in respect to any property of the company to any other person, firm or company; to acquire, own, deal in and deal with, acquire, purchase and sell musical compositions and sheet music.

To contract for, buy and sell, and provide to others as agent, the services of actors, actresses, dancers, singers, vaudeville performers, acrobats, variety performers, athletes and theatrical and musical artists, singing organizations, orchestras, bands, troupes, and any other group of individuals or artists who may be able to furnish entertainment or instruction of any kind for the purpose of creating, devising or composing, producing and making records of sound, sound reproductions and theatrical and musical records and productions of all kinds and, in general, to act as managing representatives or booking agents for entertainers, artists and performers of every nature and description.

To produce, create, present, arrange, provide, establish, furnish, employ, operate, represent, manage, book and solicit engagements for theatrical productions, concert productions, radio and television programs and productions, musical organizations, exhibitions and all other forms and types of public and private entertainment; to employ, present, represent, book and solicit engagements for actors, actresses, artists, musicians, entertainers, speakers, public and private performers of all kinds and descriptions, and to book and solicit engagements for performances and services of every kind, nature and description to be rendered, furnished, given or presented at theatres, cafes, dance halls, radio and television broadcasting stations, hotels, meetings, and at any and all other places of every kind, nature and description whatsoever.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

To loan to any person, firm or corporation any of its surplus funds, either with or without security.

To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is One thousand (1,000); all of such shares shall be without par value.

FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000).

SIXTH. The names and places of residence of the incorporators are as follows:

NAMES	RESIDENCES

H. K. Webb	Wilmington, Delaware

H. C. Broadt	Wilmington, Delaware

A. D. Atwell	Wilmington, Delaware

SEVENTH. The corporation is to have perpetual existence.

EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the corporation under the provision of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ELEVENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 19th day of March A.D. 1958.

/s/ H.K. WEBB	[SEAL]

/s/ H.C. BROADT	[SEAL]

/s/ A.D. ATWELL	[SEAL]

STATE OF DELAWARE	)	ss:
COUNTY OF NEW CASTLE	)

BE IT REMEMBERED that on this 19th day of March, A. D. 1958, personally came before me, a Notary Public for the State of Delaware, H. K. Webb, H. C. Broadt and A. D. Atwell, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

GIVEN under my hand and seal of office the day and year aforesaid.

/s/ M. RUTH MANNING
Notary Public

[SEAL]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

WARNER BROS. RECORDS, INC.

ORGANIZED UNDER THE LAWS OF THE

STATE OF DELAWARE

REGISTERED WITH

THE PRENTICE-HALL CORPORATION SYSTEM, INC.

220 SOUTH STATE STREET

DOVER, KENT COUNTY, DELAWARE

FILED
DEC 8 1967 9AM
/s/ [ILLEGIBLE]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

to

CERTIFICATE OF INCORPORATION

of

WARNER BROS. RECORDS, INC.

We, JOHN K. MAITLAND, President of WARNER BROS. RECORDS, INC., a Delaware corporation, and PETER D. KNECHT, Secretary of said corporation, do hereby certify that at a special meeting of the stockholders of said corporation held on the 22nd day of November, 1967, at which representatives of the holders of all of the issued and outstanding stock of said corporation were present and voting, the Certificate of Incorporation of said corporation was amended as follows:

Article FIRST of said Certificate was amended to read as follows:

“The name of the corporation is

WARNER BROS.-SEVEN ARTS RECORDS, INC.”

The undersigned to hereby further certify that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have hereunto set our hands and the official seal of this corporation this 22nd day of November, 1967.

/s/ John K. Maitland
JOHN K. MAITLAND
[SEAL]

/s/ Peter D. Knecht
PETER D. KNECHT

STATE OF CALIFORNIA	)	SS.
)
COUNTY OF LOS ANGELES	)

On this 22nd day of November, 1967, before me, personally appeared JOHN K. MAITLAND, President of WARNER BROS. RECORDS, INC., and PETER D. KNECHT, Secretary of said corporation, known to me to be the persons who executed the within instrument, and acknowledged to me that they executed same.

WITNESS my hand and official seal.

	JOAN M. COWAN	/s/ Joan M. Cowan
[SEAL]	NOTARY PUBLIC - CALIFORNIA	Notary Public in and for said County and State
PRINCIPAL OFFICE IN
	LOS ANGELES COUNTY	JOAN M. COWAN
My Commission Expires March 5, [ILLEGIBLE]

[ILLEGIBLE]

[SEAL]

FILED
DEC 18 1969 9AM
/s/ [ILLEGIBLE]
Secretary of State

CERTIFICATE OF AMENDMENT

to

CERTIFICATE OF INCORPORATION

of

WARNER BROS.-SEVEN ARTS RECORDS, INC.

We, JOHN K. MAITLAND, President of WARNER BROS.-SEVEN ARTS RECORDS, INC., a Delaware corporation, and PETER D. KNECHT, Secretary of said corporation, do hereby certify that, at a special meeting of the stockholders of said corporation held on the 10th day of December, 1969, at which representatives of the holders of all of the issued and outstanding stock of said corporation were present and voting, the Certificate of Incorporation of said corporation was amended as follows:

Article FIRST of said Certificate was amended to read as follows:

“The name of the corporation

is WARNER BROS. RECORDS INC.”

The undersigned do hereby further certify that said amendment was duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have hereunto set our hands and the official seal of this corporation this 10th day of December, 1969.

/s/ John K. Maitland
JOHN K. MAITLAND
[SEAL]

/s/ Peter D. Knecht
ATTEST:	PETER D. KNECHT

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

On this 10th day of December, 1969, before me, a Notary Public in and for said County, personally appeared JOHN K. MAITLAND, known to me to be the President, and PETER D. KNECHT, known to me to be the Secretary of the Corporation that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of the Corporation within named, and acknowledged to me that such Corporation executed the same, and that it is the act and deed of the corporation and that the facts stated therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in said County the day and year in this certificate first above written.

/s/ Joan M. Cowan
Notary Public in and for said County and State

OFFICIAL SEAL
JOAN M. COWAN
[SEAL]	NOTARY PUBLIC - CALIFORNIA
PRINCIPAL OFFICE IN
LOS ANGELES COUNTY
My Commission Expires [ILLEGIBLE]

STATE OF CALIFORNIA
County of Los Angeles	(General)

I, WILLIAM G. SHARP, County Clerk and Clerk of the Superior Court of the State of California, for the County of Los Angeles [ILLEGIBLE] Court in a Court of Record.

Giving by law a seal, do hereby certify that Joan M. Cowan whose name is subscribed to the attached acknowledgment, proof of affidavit, was at the time of taking said acknowledgment, proof of affidavit, a Notary Public IN AND FOR LOS ANGELES COUNTY, duly commissioned and sworn, with the principal place of business or employment in said County, and was, as such, an officer of said State duly authorized by the laws thereof to take and certify the same as well as to take and certify the proof and acknowledgment of deeds and other instruments of writing to be recorded in said state to take depositions and/or affidavits, and to administer oaths or affirmations in any County in this State and that full faith and credit are and ought to be given to his official acts; that the certificate of such officer is required to be under [ILLEGIBLE] the impression of his official seal is not required by law to be on file in the office of the County Clerk; I further certify that I am well acquainted with his handwriting and verily believe that the signature of the attached document in the [ILLEGIBLE] and further that the annexed instrument is executed and/or acknowledged according to the laws of the [ILLEGIBLE].

IN Witness Whereof, I have hereunto set my hand and annexed the seal of the Superior Court of the State of California, for the County of Los Angeles, this 11 day of December, 1969
[SEAL]	WILLIAM G. SHARP
County Clerk and Clerk of the Superior Court of the State of California, for the County of Los Angeles,

	By	/s/ A. D. Banta	, Deputy

CERTIFICATE OF CHANGE OF AGENT AND OFFICE

OF

WARNER BROS. RECORDS INC.

ORGANIZED UNDER THE LAWS OF THE
STATE OF DELAWARE

RECEIVED FOR RECORD

A. D.

RECORDER

FILED
MAR 30 1970 9AM
/s/ [ILLEGIBLE]
SECRETARY OF STATE

REGISTERED WITH

THE PRENTICE-HALL CORPORATION SYSTEM, INC.

229 SOUTH STATE STREET

DOVER, KENT COUNTY, DELAWARE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.                                       The name of the corporation (hereinafter called the “corporation”) is WARNER BROS. RECORDS INC.

2.                                       The registered office of the corporation within the State of Delaware is hereby changed to 229 South State Street, City of Dover 19901, County of Kent.

3.                                       The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.                                       The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Executed at New York, New York, on March 13, 1970.

/s/ [ILLEGIBLE]
Vice President

[SEAL]

[corporate seal]

Attest:

/s/ [ILLEGIBLE]
Secretary

Del.-FHA-flexo

1

STATE OF NEW YORK	)	SS.:
)
COUNTY OF NEW YORK	)

BE IT REMEMBERED that, on March 13, 1970, before me, a Notary Public duly authorized to take acknowledgement of deeds by the laws of the place where the foregoing instrument was executed, personally came Sidney H. Levin, Vice-President of Warner Bros. Records Inc., who duly signed said instrument before me and acknowledged that his signing of the said instrument upon behalf of said corporation is his act and deed, that the said instrument as executed is the act and deed of said corporation, and that the facts stated in the said instrument are true.

GIVEN under my hand on March 13, 1970.

/s/ Dorothy L. Horn
Notary Public

[SEAL]

[If notary has “seal of office”, affix same.]

DOROTHY L. HORN
Notary Public, State of New York
No. 41-6962615 Qual. in Queens County
Cert. Filed in New York County
Term Expires March 30, 1970

2

FILED

MAY 4 1982 9am

/s/ [ILLEGIBLE]

SECRETARY OF STATE

CERTIFICATE OF OWNERSHIP AND MERGER

OF

MARYLEBONE PRODUCTIONS, INC.

BY

WARNER BROS. RECORDS INC.

Pursuant to Section 253 of the General
Corporation Law of the State of Delaware

Warner Bros. Records Inc., a corporation formed under the laws of the State of Delaware, desiring to merge Marylebone Productions, Inc. pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST:   That Warner Bros. Records Inc. is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was filed in the office of the Secretary of State on the 19th day of March, 1958; and that Marylebone Productions, Inc. is a corporation formed under the laws of the State of New York, and its Certificate of Incorporation was filed in the office of the Secretary of State on the 12th day of November, 1969.

SECOND:   That the Board of Directors of Warner Bros. Records Inc. by resolutions duly adopted on the 15th day of March, 1982, determined to merge Marylebone Productions, Inc. and to assume all of its obligations; and resolutions being as follows:

“WHEREAS, this corporation has acquired and now lawfully owns all of the stock of Marylebone Productions, Inc. and desires to merge said corporation;

“NOW, THEREFORE, BE IT RESOLVED, that this corporation merge and it does hereby merge said Marylebone Productions, Inc. and does hereby assume all of its obligations; and

“FURTHER RESOLVED, that the proper officers of this corporation be, and they hereby are, authorized and directed to make and execute, in its name and under its corporate seal, and to file in the proper public offices, a certificate of such ownership, setting forth a copy of these resolutions; and

“FURTHER RESOLVED, that the officers of this corporation be, and they hereby are, authorized and directed to take such further action as in their judgment may be necessary or proper to consummate the merger provided for by these resolutions”.

                IN WITNESS WHEREOF, said Warner Bros. Records Inc. has caused this Certificate to be executed by its officers thereunto duly authorized this 23rd day of March, 1982.

[SEAL]

WARNER BROS. RECORDS INC.

BY	/s/ Murray Gitlin
Murray Gitlin, Senior Vice
President and Treasurer

ATTEST:

/s/ Bernard Sorkin
Bernard Sorkin,
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 05/14/1996
960140567 - 521813

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Warner Bros. Records Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation is The Prentice-Hall Corporation System, Inc. and the present registered office of the corporation is in the county of New Castle.

The Board of Directors of “THE COMPANY”.

adopted the following resolution on the 1st day of May 1996.

Resolved, that the registered office of “THE COMPANY”.

In the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN WITNESS WHEREOF, “THE COMPANY” has caused this statement to be signed by Eli T. Bruno, its Secretary this 14th day of May, 1996.

By:	/s/	ELI T. BRUNO, SECRETARY
ELI T. BRUNO, SECRETARY